Exhibit 5.1


              Troop Meisinger Steuber & Pasich, llp
                             lawyers

                          July 4, 1998



3D Systems Corporation
26081 Avenue Hall
Valencia, California 91355


Ladies/Gentlemen:

          At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to which this letter is attached as Exhibit
5.1 filed by 3D Systems Corporation, a Delware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 600,000 shares of Common Stock (the "Shares"), of the Company issuable pursuant to the Company's 1998 Employee Stock Purchase Plan (the "Plan").

          We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.

          We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


                             Respectfully submitted,

                             Troop Meisinger Steuber & Pasich, LLP

                             TROOP MEISINGER STEUBER & PASICH, LLP




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